UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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TESLA, INC.

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On September 24, 2021, Tesla, Inc. issued the following press release:

TESLA ANNOUNCES UPDATES TO 2021 ANNUAL MEETING OF STOCKHOLDERS

AUSTIN, Texas, September 24, 2021 – Tesla, Inc. today announced updates to its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting). The following updates supersede anything to the contrary described in Tesla’s updated definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 26, 2021.

The 2021 Annual Meeting will be presented from Tesla’s Gigafactory in Austin, Texas on Thursday, October 7, 2021, at 4:30 p.m. Central Time in a virtual-only format as described below.

Virtual Meeting Format

Live video webcasts of the 2021 Annual Meeting event will be accessible to the general public at www.tesla.com/2021shareholdermeeting. This webcast will also be available for replay for approximately one year thereafter.

To accommodate ongoing public health requirements and travel considerations, Tesla is providing any stockholder as of August 9, 2021 the means to join the 2021 Annual Meeting virtually at https://meetnow.global/MVA22YQ. The virtual meeting will feature live audio webcasts, plus the option for stockholders to submit votes and written comments and questions on meeting agenda items. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to have a question or comment addressed during the meeting will be able to do so. In order to join the virtual meeting, you will need a 15-digit secure “control number” unique to you, which you may obtain as follows:

•

If you are a “stockholder of record” with shares registered directly in your name with our transfer agent, Computershare Trust Company (a minority of Tesla stockholders), you can find the control number on the Notice of Internet Availability or paper proxy card that was sent to you.

•	If you are a “beneficial owner” and hold shares through a broker, bank or other organization (the vast majority of Tesla stockholders), you may:

o

Register in advance to obtain a control number. Please ask your broker, bank or organization for a “legal proxy” for the 2021 Annual Meeting and submit a copy of it from your e-mail address with “Legal Proxy” in the subject line to legalproxy@computershare.com or by mail to Computershare at Tesla, Inc. Legal Proxy, P.O. Box 43001, Providence, RI, 02940-3001. If your request is received no later than 4:00 p.m. Central Time on October 4, 2021, you will receive a confirmation e-mail with your control number; or

o

Use the control number received with your voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner voting control number. Please go to https://meetnow.global/MVA22YQ for more information on the available options and registration instructions.

The virtual meeting will begin promptly at 4:30 p.m. Central Time. We encourage you to access the meeting prior to the start time leaving ample time for log-in.

Other Information

All stockholders are encouraged to vote and submit their proxies in advance of the 2021 Annual Meeting by one of the methods described in the proxy materials. Proxy cards, voting instruction forms and Notices of Internet Availability for the 2021 Annual Meeting scheduled for October 7, 2021 that were previously distributed will not be updated to reflect the change in meeting format, and may continue to be used to vote shares in connection with the 2021 Annual Meeting.

Investor Relations Contact:

ir@tesla.com

utside of such applicant’s  country of residence, including the United States. Applicant information will not be used for  marketing, and processed and retained only for the purposes described herein, and in  accordance with Tesla's Privacy Notice.